CONTACT:
 Libby Ivy, Executive Director, Investor Relations & Corporate Communications, (602) 808-3854

MEDICIS FILES EXCHANGE OFFER FOR CONVERTIBLE NOTES

SCOTTSDALE, Arizona—July 16, 2003—Medicis (NYSE: MRX) today filed a registration statement and a tender offer statement with other related documents with the Securities and Exchange Commission for an exchange offer for its 2.5% Contingent Convertible Senior Notes due June 2032.

Medicis is offering to exchange up to $400 million in aggregate principal amount of its existing 2.5% Contingent Convertible Senior Notes due June 2032 for $492 million in aggregate principal amount of its new 1.5% Contingent Convertible Senior Notes due June 2033. Each $1,000 in principal amount of its existing notes accepted for exchange will be exchanged for $1,230 in principal amount of new notes. Upon the occurrence of certain events, the new notes will be convertible into Class A common stock of Medicis.

The exchange offer is subject to the satisfaction or waiver of several conditions, including that a minimum of $200 million of the existing notes has been validly tendered and not withdrawn.

The exchange offer expires at 5:00 p.m., New York time, on August 13, 2003. The exchange offer may be terminated or amended at any time prior to the expiration date and the expiration date may be extended by Medicis in its sole discretion.

Deutsche Bank Securities and Thomas Weisel Partners LLC are acting as co-dealer managers for the exchange offer.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission and may be accessed at http://www.sec.gov/cgi-bin/srch-edgar?“Medicis”, but has not yet become effective. These securities may not be exchanged or sold nor may offers to exchange or buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to exchange or sell, or the solicitation of an offer to exchange or buy, nor shall there be any exchange or sale of these securities in any State in which such offer, exchange, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Holders of existing notes are strongly advised to read the registration statement, tender offer statement and other related documents because these documents contain important information. Stockholders and holders of existing notes may obtain a free copy of these documents from Medicis or at the SEC’s website at www.sec.gov.

Holders of existing notes may obtain copies of the exchange offer materials from D.F. King & Co., Inc., the information agent for the exchange offer, at (212) 269-5550 or (888) 542-7446.

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Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological, pediatric and podiatric conditions. Medicis has leading prescription products in a number of therapeutic categories, including acne, asthma, eczema, fungal infections, hyperpigmentation, photoaging, psoriasis, rosacea, seborrheic dermatitis and skin and skin-structure infections. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.

The Company’s products include the prescription brands DYNACIN® (minocycline HCl), LOPROX® (ciclopirox), LUSTRA® (hydroquinone), LUSTRA-AF® (hydroquinone) with sunscreen, ALUSTRA® (hydroquinone) with retinol, OMNICEF® (cefdinir), ORAPRED® (prednisolone sodium phosphate), PLEXION® Cleanser (sodium sulfacetamide/sulfur), PLEXION TS® (sodium sulfacetamide/sulfur), PLEXION SCT® (sodium sulfacetamide/sulfur), TRIAZ® (benzoyl peroxide), LIDEX® (fluocinonide), and SYNALAR® (fluocinolone acetonide), the over-the-counter brand ESOTERICA®, and BUPHENYL® (sodium phenylbutyrate), a prescription product indicated in the treatment of Urea Cycle Disorder. For more information about Medicis, please visit the Company’s website at www.medicis.com.

Except for historical information, this press release includes “forward-looking statements” within the meaning of the Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements. This includes earnings estimates, future financial performance and other matters. These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Medicis cannot validate its assumptions of the full impact on its business of the approval of competitive generic versions of its core brands, or any future competitive product approvals that may affect its brands. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis. Any such projections or statements include the current views of Medicis with respect to future events and financial performance. No assurances can be given, however, that these events will occur, that such results will be achieved, that Medicis will continue to have the ability to pay any dividend, or that tax rates on cash dividends will not change. Also, there are a number of important factors that could cause actual results to differ materially from those projected, including the anticipated size of the markets, the availability of product supply of DYNACIN® Tablets, the receipt of required regulatory approvals, the ability to realize anticipated synergies and benefits of the Q-Med and the Ascent transactions, the risks and uncertainties normally incident to the pharmaceutical industry, dependence on sales of key products, the uncertainty of future financial results and fluctuations in operating results, dependence on Medicis’ strategy including the uncertainty of license payments and/or other payments due from third parties, the timing and success of new product development by Medicis or third parties, product introductions and other risks described from time to time in Medicis’ SEC filings including its Annual Report on Form 10-K for the year ended June 30, 2002. There can be no assurance as to when or if any of the holders of the Notes will have the right to convert or if the Notes will be converted, and what impact the increase in the number of shares outstanding will have on its results of operations. Forward-looking statements represent the judgment of Medicis’ management as of the date of this release, and Medicis disclaims any intent or obligation to update any forward-looking statements.

NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company. OMNICEF® is a registered trademark of Abbott Laboratories, Inc. under a license from Fujisawa Pharmaceutical Co., Ltd. All other marks (or brands) and names are the property of Medicis or its Affiliates.

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